SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                     December 21, 1998 (December 16, 1998)

                        VERMONT FINANCIAL SERVICES CORP.
             (Exact name of registrant as specified in its charter)

    Delaware                          0-11012                  03-284445
(State or other                     (Commission              (IRS Employer
jurisdiction of                     File Number)           Identification No.)
incorporation)


                                 100 Main Street
                           Brattleboro, Vermont 05301
          (Address of principal executive offices, including zip code)




                                 (802) 257-7151
              (Registrant's telephone number, including area code)




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Item 5.  Other Events

            On December 16, 1998, Chittenden Corporation, a Vermont corporation ("CC"), Chittenden Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of CC, and Vermont Financial Services Corp., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides for a series of related transactions pursuant to which the Company will be merged with and into CC (the "Merger"), with CC being the surviving corporation. The Boards of Directors of the Company and CC approved the Merger Agreement, and all of the transactions contemplated thereby, at their respective meetings held on December 16, 1998. The consummation of the Merger is subject to certain customary conditions, including, without limitation, the approval of the stockholders of each of the Company and CC and certain regulatory approvals.

            Under the Merger Agreement, at the Effective Time (as such term is defined in the Merger Agreement), each outstanding share of common stock, par value $1.00 per share, of the Company (the "VFSC Common Stock") will be converted into the right to receive 1.07 shares of CC's common stock, par value $1.00 per share (the "Chittenden Common Stock"). Each holder of VFSC Common Stock who would otherwise be entitled to receive a fractional share of Chittenden Common Stock will receive cash in lieu thereof. The Merger is intended to constitute a reorganization under Section 368(a) of the Internal
Revenue Code of 1986, as amended, and to be accounted for as a pooling-of-interests.

         In connection with the execution of the Merger Agreement, the Company and CC entered into a Stock Option Agreement, dated as of December 16, 1998, pursuant to which the Company granted CC an option to purchase, subject to certain terms and conditions contained therein, up to an aggregate of 19.9% of the outstanding shares of VFSC Common Stock. The option was granted as an inducement to CC's willingness to enter into the Merger Agreement.

         Copies of the Merger Agreement, the Stock Option Agreement and the joint press release of CC and the Company announcing the parties' execution and delivery of the Merger Agreement have been previously filed with the Securities and Exchange Commission (the "Commission") as exhibits to CC's Current Report on Form 8-K, which was filed with the Commission on December 17, 1998. The preceding description of the Merger Agreement and Stock Option Agreement is qualified in its entirety by reference to the copies of such agreements included with the Current Report on Form 8-K previously filed by CC, which are deemed to be incorporated herein.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

No.      Item
---      ----

2.1 Agreement and Plan of Merger, dated as of December 16, 1998, by and among Chittenden Corporation, Chittenden Acquisition Subsidiary, Inc. and Vermont Financial Services Corp.*
10.1 Stock Option Agreement, dated as of December 16, 1998, by and between Vermont Financial Services Corp. and Chittenden Corporation.*
99.1 Text of Joint Press Release issued by Chittenden Corporation and Vermont Financial Services Corp. on December 16, 1998.*
*  =     Incorporated  by  reference  to the  Current  Report  on Form 8-K of
         Chittenden Corporation (File No. 0-7974) filed with the Commission on December 17, 1998.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   VERMONT FINANCIAL SERVICES CORP.
                                       (Registrant)



                                   By:  /s/ John D. Hashagen, Jr.
                                        John D. Hashagen, Jr.
                                        President and Chief Executive Officer


Date: December 21, 1998

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